UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2009

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[    ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[    ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 9, 2009, the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) appointed Thomas C. Schievelbein as a director of the Company and a member of the Board’s Executive Committee.  Mr. Schievelbein is eligible to participate in the Company’s compensation arrangements for non-employee directors, as described in the Company’s annual proxy statements.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 9, 2009, the Board amended Article V of the Bylaws of the Company to increase the number of persons serving on the Board.  The amended and restated Bylaws are furnished as Exhibit 3(ii) hereto.

The Board approved an amendment to Article V of the Bylaws of the Company to be effective at the commencement of the 2009 annual meeting of shareholders, which will decrease the number of persons serving on the Board.  The Bylaws, as amended, will be filed within four business days of their effectiveness.

Item 8.01.         Other Events.

The Board has affirmatively determined that Thomas C. Schievelbein is independent under the listing standards of the NYSE and the independence determination guidelines described in the Company’s Corporate Governance Policies.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective March 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: March 10, 2009	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT                                                      DESCRIPTION

3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective March 9, 2009.